EXHIBIT 1

                      SECOND MODIFICATION OF LOAN AGREEMENT

          THIS MODIFICATION is made as of this 24th day of September, 1996, by and between BULL RUN CORPORATION, a Georgia corporation ("Borrower"), and NATIONSBANK, N.A. (SOUTH), a Georgia banking corporation, successor by merger to Bank South ("Lender").

                               Statement of Facts

          Lender and Borrower are parties to that certain Loan Agreement, dated as of March 29, 1995, as amended by the First Modification of Loan Agreement, dated as of January 3, 1996, (the "Loan Agreement"), pursuant to which Lender has agreed to make one or more loans from time to time to the Borrower in accordance with the terms and conditions thereof. Lender and Borrower desire to modify the Loan Agreement in order to provide for a new $5,000,000 term loan, to increase the revolving credit loan to $2,000,000, and in certain other respects in accordance with the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement as amended hereby (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

                               Statement of Terms

         1. Amendments of Loan Agreement. Subject to the fulfillment of the conditions precedent to the effectiveness of this Modification which are set forth below, the Loan Agreement shall be amended as follows:

                  (a) Section 1.01 of the Loan Agreement is hereby amended by adding to Section 1.01 the following new definitions:

                           "Capital   Expenditures"   shall   mean   the   cost,
                  determined in accordance with GAAP, of any fixed asset or improvement, or replacement, substitution, or addition thereto, which have a useful life of more than one year, including, without limitation, those arising in connection with Capital Leases.

                           "Capital Lease" shall mean any lease of Property by a
                  Person that, in accordance with GAAP, should be reflected as a liability on the balance sheet of such Person.

                           "Debt   Service"   shall  mean,  for  any  period  of
                  determination, the sum of the following (determined without duplication) for the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP: (a) interest expense for such period; (b) dividends paid during such period (other than any dividend or distribution payable in capital stock of the same class); (c) the aggregate amount of all regularly scheduled payments of principal to be made during the four consecutive fiscal quarters immediately following the determination of the Debt Service Ratio pursuant to Section 7.05(d) hereof, and (d) payments for state and federal income taxes during such period, provided, however, that Debt Service shall not include payment by the Borrower in March, 1996 of its tax liability for 1995 in an amount of approximately $450,000.

                           "Debt  Service  Ratio"  shall  mean for any period of
                  determination the ratio of (a) EBITDA for such period to (b) Debt Service for such period.

                           "EBITDA"  shall mean,  with  respect to any period of
                  determination, the Borrower's net income for such period, as determined on a consolidated basis together with its Subsidiaries in accordance with GAAP and reported on the financial statements for such period delivered pursuant to
                  Section 7.01 hereof, plus any and all of the following deducted in determining such net income: (a) interest expense;
                  (b) state and federal income taxes accrued or otherwise provided for; (c) depreciation; and (d) amortization.

                            "Marketable  Securities"  shall  mean  any  security
                   traded on the American Stock Exchange, the New York Stock Exchange or NASDAQ.

                           "Property"  shall  mean any  interest  in any kind of
                  property or asset, whether real, personal or mixed, or tangible or intangible.

                           "Third  Term Loan"  shall  mean any and all  advances
                  made by Lender to Borrower under the Third Term Loan Facility.

                           "Third Term Loan  Facility"  shall mean the term loan
                  facility provided by Lender to Borrower under Section 3.02A hereof.

                           "Third Term Loan Facility Expiration Date" shall mean
                  September 30, 1996 (as such date may be extended, accelerated or amended from time to time pursuant to this Agreement).

                           "Third Term Loan Maximum Availability" shall mean
                  $5,000,000.

                           "Third Term Loan Note" shall mean the Third Term Loan
                  Note, dated as of the date of the Second Modification of Loan Agreement, executed by the Borrower and payable to the order of the Lender as evidence of the Third Term Loan and any extension, renewal, modification or replacement thereof or therefor.

                           "Third   Term   Loan    Obligations"    shall   mean,
                  collectively, any and all Obligations of Borrower to pay Lender the principal of, interest or fees on, collection costs for, or any other sums owing in respect of the Third Term Loan or the Third Term Loan Note.

                  (b)  Section  1.01 of the Loan  Agreement  is  hereby  further amended by deleting from Section 1.01 the terms "Collateral," "Revolving Credit Facility Expiration Date," "Revolving Credit Maximum Availability," "Term Loan Facilities," "Term Loan Notes," "Term Loans," and "Warrant" by substituting in lieu thereof the following new definitions of such terms:

                           "Collateral" shall mean (i) the Pledged Shares,  (ii)
                  the Warrants, (iii) any and all other property which may be hereafter pledged or collaterally assigned to Lender or in which Lender may be otherwise granted a Lien to secure the Obligations pursuant to any and all of the Credit Documents and (iv) any and all cash and non-cash proceeds of the foregoing.

                           "Revolving  Credit  Facility  Expiration  Date" shall
                  mean April 1, 1998, (as such date may be extended, accelerated or amended from time to time pursuant to this Agreement).

                           "Revolving  Credit Maximum  Availability"  shall mean
                  $2,000,000 (as such amount may be adjusted from time to time pursuant to this Agreement).

                            "Term Loan Facilities" shall mean, collectively, the
                   First Term Loan Facility, the Second Term Loan Facility, and the Third Term Loan Facility.

                            "Term Loan  Notes"  shall  mean,  collectively,  the
                   First Term Loan Note, the Second Term Loan Note, and the Third Term Loan Note.

                           "Term Loans" shall mean, collectively, the First Term
                  Loan, the Second Term Loan, and the Third Term Loan.

                           "Warrants"  shall mean (a) the  warrant  to  purchase
                  487,500 shares of the common stock of Gray issued on January 3, 1996, by Gray in favor of Borrower in connection with the Subordinated Note, and any extension, modification, supplement or replacement thereof or therefor, and (b) the warrant to purchase 250,000 shares of common stock of Gray issued or to be issued by Gray in favor of the Borrower in connection with the issuance of series B preferred stock of Gray, and any extension, modification, supplement or replacement thereof or therefor.

                  (c) The Loan Agreement is hereby further amended by adding the following Section 3.02A after the existing Section 3.02 and before the existing Section 3.03:

                           Section 3.02A. Third Term Loan Facility.

                           (a) Subject to the terms and conditions of this Agreement, the Lender agrees to advance to the Borrower, from time to time on or prior to the Third Term Loan Facility Expiration Date and upon the Borrower's request therefor, a Third Term Loan in the principal amount of up to the Third Term Loan Maximum Availability.

                           (b) The proceeds of the Third Term Loan shall be used
                  to purchase (i) 500 shares of series B preferred stock of Gray and (ii) warrants to purchase 250,000 shares of class A common stock of Gray.

                  (d) The Loan Agreement is hereby further amended by deleting the existing Section 3.03(d) in its entirety and by substituting in lieu thereof, the following new Section 3.03(d):

                           (d) The Lender,  upon  determining the Adjusted LIBOR
                  for any Interest Period applicable to any Term Loan, shall promptly notify by telephone (confirmed in writing) or in writing the Borrower thereof and any such determination by the Lender shall, in the absence of manifest error, be final, conclusive and binding for all purposes.

                  (e) The Loan Agreement is hereby further  amended by adding to
         Section 3.04 the following subsection (d) after subsection (c) thereof:

                           (d) The  Borrower's  obligation  to pay to the Lender
                  the principal of and interest on the Third Term Loan shall be evidenced by the records of the Lender (subject to Section
                  4.05 hereof) and by the Third Term Loan Note. The principal balance of the Third Term Loan shall be payable in forty-seven
                  (47) consecutive monthly installments of $50,000 each, with the first such installment due on February 1, 1999 and each of the remaining installments being due on the same day of each succeeding month thereafter, together with a forty-eighth
                  (48th) and final installment of principal on the Third Term Loan which shall be due on January 1, 2003 in an amount equal to the entire remaining unpaid principal balance of the Third Term Loan.

                  (f) The Loan Agreement is hereby  further  amended by deleting
         Section 4.04(b) and Section 4.04(c) in their entireties and by substituting in lieu thereof the following new Section 4.04(b) and
         Section 4.04(c):

                           (b) The Obligations shall be secured by (i) the Borrower's first-priority and perfected pledge to the Lender of one hundred percent of the outstanding capital stock of Guarantor pursuant to the Borrower Stock Pledge Agreement,
                  (ii) the Guarantor's first priority and perfected pledge to the Lender of 169,431 shares of the common stock of Gray pursuant to the First Guarantor Pledge Agreement, and (iii) the Partnership's first priority and perfected pledge to the Lender of 1,284,000 shares of the common stock of the Borrower pursuant to the Partnership Pledge Agreement.

                           (c) The Second  Term Loan  Obligations  and the Third
                  Term Loan Obligations shall be secured by the Guarantor's first-priority and perfected pledge to the Lender of 906,294 shares of the common stock of Gray in exchange for the Subordinated Note pursuant to the Second Guarantor Pledge Agreement and shall be further secured by the Borrower's first-priority and perfected pledge to the Lender of 500 shares of series B preferred stock of Gray, 1000 shares of series A preferred stock of Gray and all of the Warrants pursuant to the Second Borrower Pledge Agreement.

                  (g) The Loan Agreement is hereby  further  amended by deleting
         Section 7.05(c) in its entirety and by substituting in lieu thereof the following new Section 7.05(c):

                           (c) Borrower's  Leverage Ratio shall not be more than
                  1.8 to 1.0 as of the end of any fiscal quarter or year ending on or after September 30, 1996.

                  (h) The Loan Agreement is hereby  further  amended by deleting
         Section 7.05(d) in its entirety, and by substituting in lieu thereof, the following new Section 7.05(d):

                           (d) As of the last day of each fiscal quarter, Borrower's Debt Service Ratio for the four quarter period then ended shall not be less than 1.1 to 1.0 at any time on or after December 31, 1996.

                  (i) The Loan Agreement is hereby further amended by adding the following new Section 9.01(xiv) after the existing Section 9.01(xiii):

                           (xiv) the aggregate value of all of Purchaser's unpledged and non-affiliated Marketable Securities shall be less than $60,000,000 at any time on or after September 30, 1996.

         2. No Other Amendments. Except for the amendments expressly set forth and referred to in Section 1 above, the Loan Agreement shall remain unchanged and in full force and effect. Nothing in this Modification or any of the other Supplemental Credit Documents (as defined below) is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of Lender's security interests in, security titles to or other Liens on any Collateral for the Obligations.

         3. Representations and Warranties. To induce Lender to enter into this Modification, the Borrower does hereby warrant, represent and covenant to Lender that: (a) each representation or warranty of the Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), and no Default or Event of Default has occurred and is continuing as of this date under the Loan Agreement as amended by this Modification; and (b) each of the Borrower, the Guarantor and the Partnership has the power and is duly authorized to enter into, deliver and perform the Supplemental Credit Documents to which it is a party, and each of the Supplemental Credit Documents is the legal, valid and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms.

         4. Facility Fee. In consideration of Lender entering into this Modification, Borrower shall pay to Lender on or before the date of this Modification, a non-refundable facility fee of $37,500. Borrower acknowledges that such facility fee shall be fully earned by the Lender upon the Lender's receipt of such fee and shall be non-refundable.

         5. Reimbursement of Costs and Expenses. The Borrower hereby agrees to reimburse Lender on demand for all costs (including reasonable attorneys' fees) incurred by Lender in negotiating, documenting and consummating this Modification, the other documents referred to herein, and the transactions contemplated hereby and thereby.

         6. Conditions Precedent to Effectiveness of this Modification. The effectiveness of this Modification and the amendments provided in Section 1 above are subject to the truth and accuracy in all material respects of the representations and warranties of the Borrower contained in Section 3 above and to the fulfillment of the following additional conditions precedent (all documents described below shall be in form and substance satisfactory to Lender, and the documents described in paragraph (a) below are herein collectively called the Supplemental Credit Documents.):

                  (a) Lender shall have received one or more duly executed counterparts of this Modification, the Revolving Credit Note, the Third Term Loan Note, the First Modification of Second Borrower Pledge Agreement, and the Second Modification of Amended and Restated Second Guarantor Pledge Agreement;

                  (b) Lender shall have received the originals of all certificates or other instruments, evidencing the shares and warrants covered by the First Modification of Second Borrower Pledge Agreement and a UCC-1 financing statement covering such collateral, both duly executed and delivered by Borrower;

                  (c) Lender shall have received a duly executed Guarantor Reaffirmation and Consent from the Guarantor, a duly executed Partnership Reaffirmation and Consent from the Partnership, and a duly executed Purchaser Consent to Second Modification of Loan Agreement from the Purchaser;

                  (d) Lender shall have received closing certificates duly executed and completed by the Borrower, the Guarantor and the Partnership and a duly executed and completed Federal Reserve Form U-1 relating to each of the Revolving Credit Loan, the Second Term Loan, and the Third Term Loan;

                   (e) Lender shall have received an opinion of the  Borrower's,
         the  Guarantor's,   the  Partnership's  and  the  Purchaser's   counsel
         addressing such legal matters as may be requested by the Lender;

                  (f) Lender shall have received a certificate of existence for Borrower from the Secretary of State of Georgia and a good standing certificate for Guarantor from the Secretary of State of Delaware;

                  (g) Lender shall have received payment of the facility fee by Borrower pursuant to Section 4 hereof plus all interest accrued through the effective date of this Modification on the First Term Loan and the Second Term Loan;

         7. Conditions Precedent to Funding of the Third Term Loan. The following condition, together with the conditions set forth in Section 6 hereof, are conditions precedent to the funding of the Third Term Loan:

                  (a) All conditions precedent to the issuance of the series A preferred stock of Gray, the series B preferred stock of Gray, and the Warrants shall have been fulfilled (other than the disbursement of the Third Term Loan proceeds as contemplated hereby), and the series A preferred stock of Gray, the series B preferred stock of Gray, and the Warrants shall be issued on terms and conditions acceptable to Lender in all respects;

         8. Post-Closing Matters. Borrower acknowledges that a written report of examinations of the Uniform Commercial Code financing statement, tax lien and judgment lien records of Fulton County has been requested and will be returned to Lender. Borrower agrees that if such written report shows Liens of record upon the Borrower other than those of Lender or any other item of record unsatisfactory to Lender, Borrower shall, upon Lender's request, cause same to be removed from the record within thirty (30) days of such request.

         9.  Counterparts.   This  Modification  may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

         10. Governing Law. This Modification shall be governed by, and construed in accordance with, the internal laws of the State of Georgia applicable to contracts made and performed in such state.


         IN WITNESS WHEREOF, the parties hereto have caused this Modification to be duly executed and delivered as of the day and year specified at the beginning hereof.


                BORROWER:

                BULL RUN CORPORATION


                By:      /s/ Robert S. Prather, Jr.
                         ---------------------------------
                         Robert S. Prather, Jr., President



                LENDER:

                NATIONSBANK, N.A. (SOUTH)


                By:      /s/ Gary L. Young
                         ------------------------------------
                         Gary L. Young, Senior Vice President